Exhibit 99.1

M  A  C  K  —  C  A  L  I    R  E  A  L  T  Y    C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contacts:	Barry Lefkowitz Mack-Cali Realty Corporation Executive Vice President and Chief Financial Officer (732) 590-1000	Ilene Jablonski Mack-Cali Realty Corporation Vice President of Marketing (732) 590-1000

MACK-CALI REALTY CORPORATION ANNOUNCES 2014 GUIDANCE

Edison, New Jersey—December 23, 2013—Mack-Cali Realty Corporation (NYSE: CLI) today expressed comfort with full year 2014 funds from operations (“FFO”) in the range of $1.90 to $2.10 per diluted share.

Commenting on this guidance, Mitchell E. Hersh, president and chief executive officer of Mack-Cali, said, “Mack-Cali has been very active in strategic dispositions in order to provide the Company with funds to be redeployed in the multi-family sector, a strategy that we laid out when we acquired Roseland in 2012.”

A reconciliation of  net income  to FFO per diluted share is as follows:

Full Year
2014 Range
Net income available to common shareholders	$0.01 - $0.21
Add: Real estate-related depreciation and amortization	1.89
Funds from operations available to common shareholders	$1.90 - $2.10

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions. Actual results could differ from these estimates.

Mack-Cali will host a conference call on Wednesday, January 8, 2014 at 10:00 a.m. Eastern Time during which management will discuss this guidance and underlying assumptions. The live conference call can be listened to via the Internet by accessing the Company’s website at www.mack-cali.com and clicking on the link titled 2014 Guidance. The conference call is also accessible by dialing (719) 457-2083 and requesting the Mack-Cali 2014 Guidance conference call. It is recommended that participants log on or dial in to the call approximately 10 minutes prior to the scheduled start time.

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 279 properties, consisting of 267 office and office/flex properties totaling approximately 31.1 million square feet and 12 multi-family rental properties containing over 3,600 residential units, all located in the Northeast. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of commercial and residential tenants.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multi-family residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

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